EXHIBIT 4.2

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A UNITED STATES PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

STOCK PURCHASE WARRANT

Warrant #

To Purchase              Shares of Common Stock of

POWER EFFICIENCY CORPORATION

THIS CERTIFIES that, for value received,                                               (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase from POWER EFFICIENCY CORPORATION, a corporation incorporated in the State of Delaware (the “Company”), up to              shares (the “Warrant Shares”) of common stock, $0.001 par value, of the Company (the “Common Stock”) commencing at the times listed below (as applicable, the “Initial Exercise Date”) and ending on or prior to the close of business on November 29, 2011 (the “Termination Date”) but not thereafter. The Initial Exercise Date and vesting shall be as follows:

(i)              Warrants shall vest and be exercisable from the date hereof through the Termination Date; and

(ii) the remaining              Warrants shall vest and be exercisable in 24 (twenty-four) monthly installments (             (            ) installments of              Warrants beginning              until              and              (            ) installments of              beginning             , all of which shall be exercisable until the Termination Date; provided, however, in the event that certain 15% Senior Secured Promissory Note by and between the Company and Holder, dated November 30, 2006, is prepaid pursuant to its terms, any Warrants which have not yet vested shall immediately be cancelled and of no force and effect.

The exercise price of one Warrant Share under this Warrant shall be $0.40 (the “Exercise Price”). The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Subscription Agreement dated as of November 30, 2006 (the “Subscription Agreement”) pursuant to which this Warrant has been issued.

Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant, together with the Assignment Form annexed hereto, properly endorsed.

Authorization of Shares. The Company covenants that all Warrant Shares will, upon exercise of the purchase rights represented by this Warrant, upon payment of the Exercise Price and upon compliance by Holder with all other terms and conditions hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Exercise of Warrant.

Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant, to the extent vested, may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof) and upon payment of the Exercise Price for the Warrant Shares thereby purchased, by wire transfer or cashier’s check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for Warrant Shares purchased hereunder shall be delivered to the holder hereof within five (5) trading days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such Warrant Shares, have been paid.

If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

If the Holder exercised its piggyback registration rights hereunder, but either (i) the registration statement has not become effective with respect to the Warrant Shares or (ii) if the Registration Statement with respect to the Warrant Shares has been declared effective, but there is a suspension or the registration statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective or the Holders are not permitted to utilize the prospectus therein to resell the Registrable Securities, such Warrant Shares shall be exercisable by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the volume weighted average price per share of Common Stock on the trading day preceding the date of such election on The Over-the-Counter Bulletin Board, or if the Common Stock is not traded on The-Over-the-Counter Bulletin Board, then on the principal market or exchange on which the Common Stock is traded;

(B) = the Exercise Price of the Warrants; and

(X) = the number of Warrant Shares vested in accordance with the terms of this Warrant.

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

Transfer, Division and Combination.

Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

Reorganization Reclassification Merger Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment. Notwithstanding the foregoing, if the Company fails to give notice to the Holder of any required adjustment set forth in this Warrant, then so long as the Company has made the adjustment(s) required by this Warrant, the failure of the Company to give notice of such adjustment to the Holder will not cause the Company to incur any liability.

Notice of Corporate Action. If at any time:

the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days’ (or as many days as is reasonably practicable) prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(c).

Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may be listed.

The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Piggyback Registration Rights. All Common Stock issuable upon exercise of this Warrant shall be deemed to be “Registrable Securities” or such other definition of securities entitled to registration rights pursuant to this Section 17. At any time commencing after the original issue date of this Warrant, if the Company shall determine to proceed with the preparation and filing of a new registration statement under the Act in connection with the sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4. S-8 or any successor forms), the Company will give written notice of its determination to the Holder of the Warrant and the Warrant Shares. Upon the written request from the Holders (the “Requesting Holders”), within fifteen (15) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Warrant Shares covered by such request (the “Requested Stock”) held by the Requesting Holder to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 17 shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holder shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata among the Requesting Holder and all other holders of registration rights who have requested inclusion of their securities, or excluded in their entirety if so required by the underwriter; provided, however, no securities of other selling securities holders may be included in any registration statement unless the Warrant Shares have been included on a pro rata basis unless the Company, by contract with such other holder of registration rights was allowed to exclude others. The obligation of the Company under this Section 17 shall not apply after the earlier of (a) the date that all of the Warrant Shares have been sold pursuant to Rule 144 under the Act (b) a registration statement has been filed registering the Warrant Shares, or (c) such time as the Warrant Shares held by any Holder (i) are eligible for immediate resale pursuant to Rule 144(k) under the Act or (ii) are otherwise eligible for resale pursuant to Rule 144(k) within a period of three months.

The Company understands the Requesting Holders disclaim being underwriters, but a Requesting Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder. In the event the SEC determines any registration statement filed by the Company constitutes a primary offering of securities by the Company and/or requires any Requesting Holder to be named as an underwriter, Requesting Holders understand and agree the Company may reduce, on a pro rata basis, the total number of Requested Stock to be registered on behalf of each such Requesting Holder. In the event of such reduction, the affected Requesting Holders shall continue to have the registration rights set forth herein until such time as: (i) all Registrable Securities have been registered pursuant to an effective registration statement, (ii) the Registrable Securities may be resold without restriction pursuant to Rule 144 of the Act or (iii) the Requesting Holders agree to be named as an underwriter in any such registration statement. Holders acknowledge and agree the provisions of this paragraph may apply to more than one registration statement and that the SEC may limit or condition any subsequent registration statement. If the Company receives notice from the SEC that it deems any Requesting Holder an “underwriter”, the Company shall notify all Requesting Holders of same within five (5) business days of the date of receipt of such notice.

In no event will any holder of this Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock, regardless of whether any of such holder’s Warrant Shares are registered pursuant to an effective registration statement

Miscellaneous.

Jurisdiction. This Warrant shall constitute a contract under the laws of Nevada, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth below.

Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Arbitration. In the event any controversy or dispute shall arise between the parties under, out of, in connection with, or relating to this Warrant or the breach thereof, the party initiating such controversy or making such claim shall provide to the other party notice containing a brief and concise statement of the initiating party’s claims, together with relevant facts supporting them. Following the date of said notice, the parties shall make good faith efforts to settle the dispute. In the event the parties have been unable to reach accord using the procedures set forth in this Section 18, either party may seek binding arbitration before three (3) arbitrators in accordance with the rules of the American Arbitration Association (“AAA”). Each party shall appoint one arbitrator and the appointed arbitrators shall in turn appoint the third arbitrator. In the event the two appointed arbitrators are unable to agree upon the third arbitrator, the AAA shall designate the third arbitrator to arbitrate the controversy or dispute. The arbitration shall be held in Las Vegas, Nevada. Within thirty (30) days after initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six (6) months from selection of the three arbitrators. Failing such agreement, AAA will design, and the parties will follow, such procedures. THE ARBITRATORS SHALL NOT AWARD ANY PARTY PUNITIVE OR EXEMPLARY DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: November 30, 2006

POWER EFFICIENCY CORPORATION

By:
Name:
Title:

NOTICE OF EXERCISE

To: Power Efficiency Corporation

(1) The undersigned hereby elects to purchase shares of Common Stock (the “Common Stock”) of Power Efficiency Corporation, a Delaware corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Dated:

Signature

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

                                                                                                                                                                         whose address is                                                                                                                                                                                 .

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.